EXHIBIT 3.3

BY-LAWS OF PHARMACEUTICAL FORMULATIONS, INC.

Amended as of September 15, 2004

Article I Offices

Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

Article II Meeting of Stockholders

Section 1. Annual Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

In the event the board of directors fails to so determine the time, date and place of the meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on June 3rd. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware. If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

At each annual meeting, the stockholders entitled to vote shall elect a board of directors and may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

Section 3. Voting. Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the certificate of incorporation or the laws of the State of Delaware.

Section 4. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (ii) during ordinary business hours, at the principal place of business at the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5. Quorum. Except as otherwise required by law, by the certificate of incorporation or by these by-laws, the presence, in person or by proxy, of stockholders holding one-third of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 6. Special Meetings. Special meetings of stockholders, for any purpose, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president and shall be called at the request in writing of a majority of the directors or stockholders entitled to vote. Such a request shall state the purpose of the proposed meeting.

Section 7. Notice of Meetings. Written notice of a special meeting stating the place if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 8. Business Transacted. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 9. Action Without Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes herein, provided that any such telegram, cablegram or other electronic communication sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (b) the date on which such stockholder or proxyholder authorized person or persons transmitted such telegram, cablegram, or other electronic transmission. The date of which such telegram, cablegram, or other electronic transmission is submitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be deliver in accordance with Section 228 of the General Corporation Law of Delaware, to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Article III Directors

Section 1. Number and Term. The number of directors shall be not less than three and no more than fifteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole board of directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders. The number of directors may not be less than three except where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but no less than the number of stockholders.

Section 2. Chairman. The chairman of the board of directors shall preside at all meetings of the board of directors at which he is present, and he shall have such powers and shall have and perform such other duties as from time to time may be assigned to him by the board of directors.

Section 3. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, may appoint by a majority vote any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 5. Removal. Any directors or officers may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for such purposes, and the vacancies thus created may be filled at the meeting held for the purposes of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 6. Increase of Number. The number of directors may be increased by amendment of these by-laws by the affirmative vote of a majority of the directors, or by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

Section 7. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 8. Action Without Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Business. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 10. Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designed by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and at such place as shall from time to time be determined by the board.

Section 12. Special Meetings. Special meetings of the board of directors may be called by the president or chairman of the board on five days’ notice to each director, either personally or by mail, or by facsimile communication; special meetings shall be called by the president, chairman of the board, or secretary in like manner and on like notice on the written request of two directors.

Section 13. Committees. The board of directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent disqualified member of any meeting of any committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors as required.

Section 14. Notices. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication.

Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of Section 232 of the General Corporation Law of Delaware. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article IV Officers

Section 1. Officers. The officers of the corporation shall consist of a chairman of the board (in the event that the chairman of the board is also an employee of the corporation), a president, a chief financial officer, a treasurer, and a secretary. In addition, the board of directors may elect one or more vice presidents, assistant secretaries and assistant treasurers as it may deem proper. None of the officers of the corporation need be directors (save the chairman of the board). Officers shall be elected by the board of directors at the first meeting of the board of directors after each annual meeting, and shall hold office until their successors are elected and qualify. More than two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2. Other Officers and Agents. The board of directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the board of directors.

Section 3. Chairman. In the event that the chairman of the board of directors is also an employee of the corporation, the chairman will be an officer of the corporation and, at the discretion of the board of directors, may be appointed chief executive officer of the corporation. The chairman of the board shall have the general powers and duties of supervision and management usually vested in the office to which he has been appointed.

Section 4. President. The president of the corporation, at the discretion of the board of directors, may be appointed chief executive officer or chief operating officer of the corporation. The president shall have the general powers and duties of supervision and management usually vested in the office to which he has been appointed. The president shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the chairman of the board of directors, at all meetings of the board of directors. Except as the board of directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it when so affixed the seal shall be attested by the signature of the secretary or the chief financial officer.

Section 5. VicePresidents. Each vice president shall have such powers and shall perform such duties as shall be assigned to him by the president.

Section 6. Chief financial officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the president. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, or the president, taking proper vouchers for such disbursements. He shall render to the president and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

Section 7. Treasurer. The Treasurer shall have such powers and shall perform such duties as shall be assigned to him by the directors.

Section 8. Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors, and all other notices required by law or by these by-laws, and in case of the secretary’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the president, or by the directors or stockholders, upon whose requisition the meeting is called as provided in these by-laws. The secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose. The secretary shall keep in safe custody the seal of the corporation, and when authorized by the board of directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the secretary or by the signature of any assistant secretary.

Section 9. Assistant Treasurers and Assistant Secretaries. Assistant treasurers and assistant secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

Section 10. Compensation. The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

Article V

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors, or the president, or the secretary of the corporation, certifying the number of shares owned to him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preference and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, of such preferences and/or rights. When a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

Section 2. Lost Certificates. New certificates of stock may be issued in the place of any certificate previously issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

Section 3. Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 4. Stockholders Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6. Dividends. Subject to the provisions of the certificate of incorporation, the board of directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends, there may be set apart out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

Section 7. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 8. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the board of directors.

Section 9. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 10. Notice and Waiver of Notice. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except otherwise provided by statute. Whenever any notice is required to be given under the provisions of any law or under the provisions of the certificate of incorporation of the corporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

Article VI Management by Stockholders

If the certificate of incorporation of the corporation states that the business and affairs of the corporation shall be managed by the stockholders of the corporation rather than a board of directors, then, whenever the context so requires, the stockholders of the corporation shall be deemed the directors of the corporation for purposes of applying any provision of these by-laws.

Article VII Amendments

These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.